SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

Electroglas, Inc.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 13, 2007

Dear Electroglas Stockholder,

I am pleased to invite you to the Annual Meeting of Stockholders of Electroglas, Inc. to be held on Wednesday, October 17, 2007 at 10:00 a.m., Pacific Daylight Time, at our corporate headquarters at 5729 Fontanoso Way, San Jose, California 95138.

This year we are seeking (a) the election of two Class II directors, (b) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 40,000,000 to 60,000,000 and (c) the ratification of the selection of our independent registered public accounting firm.

We encourage you to conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up for electronic delivery of our stockholder communications.  For more information, see “Electronic Delivery of Our Stockholder Communications” in the proxy statement.

Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card to ensure your representation at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in and the support of our Company.  We look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ Thomas M. Rohrs

Thomas M. Rohrs
Chairman of the Board
Chief Executive Officer

3

ELECTROGLAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 17, 2007
10:00 a.m Pacific Time

To the Stockholders of Electroglas, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Electroglas, Inc., a Delaware corporation (the “Company”), will be held at the Company’s corporate headquarters at 5729 Fontanoso Way, San Jose, California 95138, on Wednesday, October 17, 2007 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.  ELECTION OF DIRECTOR. To elect two Class II directors of the Company to serve until the 2010 annual meeting of stockholders or until a successor is duly elected and qualified.

2.  INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.  To consider and vote upon a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 60,000,000.

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the year ending May 31, 2008.

4.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on August 20, 2007, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.  You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

/s/ Thomas E. Brunton
Thomas E. Brunton
Secretary
San Jose, California
September 13, 2007

ELECTROGLAS, INC.
5729 Fontanoso Way
San Jose, California 95138

PROXY STATEMENT

General Information

This Proxy Statement is furnished to stockholders of Electroglas, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors (the “Board”) of the Company of proxies in the accompanying form for use in voting at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, October 17, 2007, at 10:00 a.m., Pacific Daylight Time, at the Company’s headquarters at 5729 Fontanoso Way, San Jose, California 95138, and any adjournment or postponement thereof. Shares of common stock (“Common Stock”) of the Company represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

This Proxy Statement and the form of proxy are first being mailed to stockholders on or about September 13, 2007.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Thomas E. Brunton) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Record Date, Share Ownership and Quorum

The close of business on August 20, 2007, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 26,502,619 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 13,251,310 of these shares of Common Stock of the Company, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Voting Procedures

Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. For Proposal 1, two Class II directors will be elected by a plurality of votes; the nominees receiving the highest number of affirmative votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote will be elected.  For Proposal 2, the affirmative vote of all the holders of at least a majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.  Ratification of Proposal 3 will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

If you are not planning on attending the Annual Meeting and voting your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any stockholder may change his or her vote prior to the Annual Meeting by revoking his or her proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number.  The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide voting instructions, and to confirm that instructions have been recorded properly.  The Company believes the procedures which have been put in place are consistent with the requirements of applicable law.  Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company’s Common Stock.  The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

An automated system administered by ADP-Investor Communication Services (“ADP”) will tabulate votes cast by proxy at the Annual Meeting, and the Inspector of Elections of the Company will tabulate votes cast in person at the Annual Meeting.  The Inspector of Elections will also determine whether or not a quorum is present.  Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained.  As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares of Common Stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations.  However, because of the requirement for an absolute majority of the outstanding shares of Common Stock to approve the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock, broker non-votes and abstentions will have the same effect as a vote against the proposed amendment. With respect to Proposal 3, broker “non-votes” will have no effect.  Because abstentions will be included in tabulations of the shares of Common Stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 3.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the Proxy Statement and annual report will be sent to multiple stockholders in a stockholder’s household.  The Company believes this “householding” rule will provide greater convenience for the Company’s stockholders, as well as cost savings for the Company by reducing the number of duplicate documents that are sent to stockholders’ homes.

The “householding” election appears on the voting instruction form accompanying this Proxy Statement.  If you wish to participate in the “householding” program, please indicate “YES” when voting your proxy.  Your affirmative or implied consent will be perpetual unless you withhold it or revoke it.  If you wish to continue to receive separate proxy statements and annual reports for each account in your household, you must withhold your consent to the Company’s “householding” program by so indicating when voting your proxy. Please note that if you do not respond, you will be deemed to have consented, and “householding” will begin 60 days after the mailing of this Proxy Statement.

You may revoke your consent at any time by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you revoke your consent you will be removed from the “householding” program within 30 days of receipt of your revocation and each stockholder at your address will receive individual copies of the proxy statement and annual report.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has nominated, Thomas M. Rohrs and Jack G. Wilborn for election as Class II directors at the Annual Meeting, to serve until the 2010 annual meeting of stockholders, until the director’s successor is elected or appointed and qualified, or until his earlier resignation or removal.  The nominees are currently directors of the Company, and each nominee named below has consented, if elected as a director of the Company, to serve until his term expires.  In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  In the event that additional persons are nominated for election as Class II director, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominee listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected.

The nominees for Class II director receiving a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote shall be elected as Class II directors provided a quorum is present.  Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum

Certain information about Thomas M. Rohrs and Jack G. Wilborn, the Class II director nominees, is furnished below.

Thomas M. Rohrs was appointed Chairman of the Board and Chief Executive officer in April 2006. Mr. Rohrs has been a Director of the Company since December 2004 and is currently up for re-election.  Mr. Rohrs presently serves on the board of Magna Design Automation, Inc., an electronic design automation software and design services company, Ultraclean Technologies, a semiconductor company, Advanced Energy, Inc., a Company that designs and manufactures complex power conversion, control systems, and gas flow control devises used in plasma-based thin film processing equipment, and several private companies. In addition, Mr. Rohrs is an adviser and consultant to a number of companies both public and private. Prior to joining the Company Mr. Rohrs spent five years with Applied Materials, Inc., a semiconductor equipment company, most recently as Senior Vice President, Global Operations, and was also a member of the Company's Executive Committee. Immediately prior to that, Mr. Rohrs was Vice President of Worldwide Operations for Silicon Graphics, a high performance computing company, and previously was with MIPS Computer Systems, a provider of industry standard processor architectures for the semiconductor industry, as Senior Vice President of Manufacturing and Customer Service. Mr. Rohrs also served as Group Operations Manager for Hewlett-Packard Company's Personal Computer Group.  Mr. Rohrs received his Bachelors of Science in mechanical engineering from the University of Notre Dame and a Masters in Business Administration from the Harvard School of Business.

Jack G. Wilborn was appointed to the Board in March 2007 and was appointed Audit Committee Chairman in April 2007.  Mr. Wilborn retired from KPMG Portland in October of 2006.  In 2004, he was appointed Office Managing Partner of KPMG Portland, a global network of professionals providing audit, tax and advisory services.  Mr. Wilborn joined the Portland office of KPMG as a partner in the audit practice in 2002. He joined KPMG after 31 years with Arthur Andersen where he was office managing partner of Arthur Andersen's Portland office.  Mr. Wilborn received his Bachelors of Arts in political science from the Oregon State University and a Masters in Business Administration from Oregon State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED NOMINEES.

Board of Directors

The Company’s Certificate of Incorporation divides the Company’s Board into three classes designated as Class I, II, and III.  The members of each class of directors serve staggered three-year terms The directors will be elected at the annual meeting of stockholders to be held in 2009, 2007 and 2008, respectively, to succeed those directors whose terms are expiring.

The Board, upon recommendation of the Nominating and Corporate Governance Committee, elected Jack G. Wilborn as a Class II director on March 19, 2007.  Effective October 26, 2006 and April 20, 2007, Robert Frankenberg and Edward Saliba, respectively, resigned as members of the Board.

The following table sets forth certain information with respect to the directors of the Company as of August 20, 2007:

Name	Age	Class	Position	Member since
Thomas M. Rohrs	56	II	Chief Executive Officer and Chairman of the Board	December 2004
Fusen E. Chen, Ph.D. (1)(3)	48	III	Director	January 2006
Mel Friedman (2)(3)	69	I	Director	May 1999
C. Scott Gibson (1)(3)	55	III	Director	March 2004
John F. Osborne (1)(2)(3)(4)	63	III	Director	May 2002
Jack G. Wilborn (2)(3)	60	II	Director	March 2007
______________________________________________________________
(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Nominating and Governance Committee
(4) Lead Independent Director

Thomas M. Rohrs was appointed Chairman of the Board and Chief Executive officer in April 2006. Mr. Rohrs has been a Director of the Company since December 2004 and is currently up for re-election.  Mr. Rohrs presently serves on the board of Magna Design Automation, Inc., an electronic design automation software and design services company, Ultraclean Technologies, a semiconductor company, Advanced Energy, Inc., a Company that designs and manufactures complex power conversion, control systems, and gas flow control devises used in plasma-based thin film processing equipment, and several private companies. In addition, Mr. Rohrs is an adviser and consultant to a number of companies both public and private. Prior to joining the Company Mr. Rohrs spent five years with Applied Materials, Inc., a semiconductor equipment company, most recently as Senior Vice President, Global Operations, and was also a member of the Company's Executive Committee. Immediately prior to that, Mr. Rohrs was Vice President of Worldwide Operations for Silicon Graphics, a high performance computing company, and previously was with MIPS Computer Systems, a provider of industry standard processor architectures for the semiconductor industry, as Senior Vice President of Manufacturing and Customer Service. Mr. Rohrs also served as Group Operations Manager for Hewlett-Packard Company's Personal Computer Group.  Mr. Rohrs received his Bachelors of Science in mechanical engineering from the University of Notre Dame and a Masters in Business Administration from the Harvard School of Business.

Fusen E. Chen, Ph.D. has been a director of the Company since January 2006.  Dr. Chen will continue to serve as a Class III director until the Annual Meeting in 2008. Dr. Chen is currently Executive Vice President and Chief Technology Officer for Novellus, Inc., a semiconductor equipment company, where he is responsible for setting the company's technology strategy and direction.  Dr. Chen is also Novellus' primary executive interface with customers in Asia. Dr. Chen joined Novellus in 2004 as senior vice president of Asia-Pacific Operations.  Prior to joining Novellus, Dr. Chen spent ten years at Applied Materials, Inc., a semiconductor equipment company, most recently as the group vice president and general manager for the company's Copper Physical Vapor Deposition (PVD) and Interconnect Product Business Group. Dr. Chen received his Bachelor of Science degree in materials science & engineering from the National Tsing Hua University in Taiwan and his Doctorate in materials science & engineering from the State University of New York at Stony Brook.

Mel Friedman has been a director of the Company since May 1999.  Mr. Friedman will continue to serve as a Class I director until the Annual Meeting in 2009.  In 2002, Friedman retired from Sun Microsystems, Inc. (“Sun”), a provider of network computing products and services, where his most recent position was that of Senior Vice President, Customer Advocacy.  Since 2002, Mr. Friedman has acted as a consultant for Sun and other high technology companies.  From March 1998 through July 2000, he was President, Microelectronics at Sun.  Previously, Mr. Friedman was Vice President, Worldwide Operations, Vice President of Supply Management and Vice President, West Coast Operations.  Mr. Friedman joined Sun in 1989.  From 1985 through 1989, he was Vice President, Worldwide Operations and Customer Service at Prime Computer, a mini-computer company.  Prior to that, Mr. Friedman held executive positions at Apollo Computer, a workstation manufacturer, and Polaroid Corporation, a photographic company.  Mr. Friedman also co-founded Tabor Corporation, a micro-floppy disc drive company.  Mr. Friedman holds a BSME with honors from the City College of New York and conducted graduate work in Mechanical Engineering and Industrial Management at MIT.  Mr. Friedman currently serves on the Board of Directors of Volterra Semiconductor Corporation, which produces power management semiconductors for high technology.

C. Scott Gibson has been a director of the Company since March 2004.  Mr. Gibson will continue to serve as a Class III director until the Annual Meeting in 2008.  Since his retirement in March 1992, Mr. Gibson has served as a director to several technology companies.  He co-founded Sequent Computer Systems Inc. in 1983 (which was acquired by International Business Machines Corporation), and served as its President from January 1988 to February 1992.  From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. He currently is serving as the Chairman of the Board of RadiSys Corporation, an engineering technology company, and is a member of the Board of Directors of TriQuint Semiconductor, Inc., a semiconductor company, Pixelworks, Inc., a fabless semiconductor company, Verigy, Inc., semiconductor equipment company and Northwest Natural Gas Company, a provider of natural gas.  Mr. Gibson is also the Vice Chairman of the Oregon Health and Science University and the Oregon Health and Science Foundation Board and a member of the Oregon Community Foundation Board.  Mr. Gibson received his Bachelors of Science in electrical engineering from the University of Illinois and his Masters of Business Finance from the University of Illinois.

John F. Osborne has been a director of the Company since May 2002 and became lead director in June 2005. Mr. Osborne will continue to serve as a Class III director until the Annual Meeting in 2008.  Since January 1998 Mr. Osborne has been President of Competitive Customer Support, an advisor to companies that manufacture integrated circuits or supply materials, equipment and services to the microelectronics industry.  Prior to forming Competitive Customer Support, Mr. Osborne was a member of the executive staff of Lam Research (“Lam”),a semiconductor equipment company.  Mr. Osborne joined Lam in 1988 and held the positions of Vice President of Strategic Development, Vice President of Quality and Vice President of Customer Support. Prior to joining Lam, Mr. Osborne held management positions at both Motorola, Inc., an embedded communications computing company, and Royal Philips Electronics, a consumer electronics company, from 1967 to 1985.  Mr. Osborne is also a member of the Board of Directors of Amkor Technology, Inc., a supplier of semiconductor interconnect services.  Mr. Osborne earned his degree in Metallurgical Engineering from Colorado School of Mines.

Jack G. Wilborn was appointed to the Board in March 2007 and was appointed Audit Committee Chairman in April 2007. Mr. Wilborn is up for re-election this year as a Class II director.  Mr. Wilborn retired from KPMG Portland in October of 2006. In 2004, he was appointed Office Managing Partner of KPMG Portland, a global network of professionals providing audit, tax and advisory services.  Mr. Wilborn joined the Portland office of KPMG as a partner in the audit practice in 2002. He joined KPMG after 31 years with Arthur Andersen where he was office managing partner of Arthur Andersen's Portland office.  Mr. Wilborn received his Bachelors of Arts in political science from the Oregon State University and a Masters in Business Administration from Oregon State University.

Independence of Directors

The Board has determined that a majority of the Board members, Messrs. Chen, Gibson, Friedman, Osborne and Wilborn, are “independent” as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).  The Company’s independent directors meet regularly in executive session without management. The Board of Directors has also designated a lead director to preside at executive sessions of independent directors.  Mr. Osborne is the Board’s designated lead independent director.  The Board adopted and approved Corporate Governance Guidelines in August of 2005, a copy of which can be viewed at the Company’s website at www.electroglas.com.

Board Meetings

The Board met nine times during the year ended May 31, 2007. No director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  The Company encourages, but does not require, its Board members to attend annual stockholders meetings. Three of the Company’s directors attended the 2006 annual stockholders meeting.

Committees of the Board of Directors

The Audit Committee held six meetings in the year ended May 31, 2007.  The members of the Audit Committee are Jack G. Wilborn (Chairman), Mel Friedman and John F. Osborne.  The Board adopted and approved an amended and restated charter for the Audit Committee in March 2006.  The amended and restated charter for the Audit Committee can also be viewed at the Company’s website at www.electroglas.com.  The Audit Committee appoints the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls.  The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of NASDAQ.  The Board has further determined that Mr. Wilborn is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and is independent as required by the applicable NASDAQ listing standards.

The Compensation Committee held seven meetings in the year ended May 31, 2007.  The current members of the Compensation Committee are C. Scott Gibson (Chairman), Fusen E. Chen, and John F. Osborne.  The Compensation Committee’s functions are to establish and apply the Company’s compensation policies with respect to the Board and the Company’s executive officers and to conduct an annual review of the compensation of each senior executive and make recommendations to the Board regarding the compensation of the Chief Executive officer as described under “Chief Executive Officer Compensation- Compensation Discussion and Analysis.”  Additionally, the Compensation Committee administers the Company’s Amended and Restated 1993 Long-Term Incentive Plan, Amended and Restated 1997 Stock Incentive Plan, 2001 Non-Officer Employee Stock Incentive Plan, 1998 Employee Stock Purchase Plan, 2002 Employee Stock Purchase Plan, and 2006 Stock Incentive Plan.  The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities.  During the 2007 fiscal year, the Compensation Committee retained an independent compensation consulting firm, Meyercord and Associates, to assist in reviewing and recommending certain Electroglas compensation policies.  The amended charter for the Compensation Committee can also be viewed at the Company’s website at www.electroglas.com

Nominating and Corporate Governance Committee met four times in the year ended May 31, 2007. The current members of the Nominating and Corporate Governance Committee are John F. Osborne (Chairman), Fusen E. Chen, Mel Friedman, C. Scott Gibson, and Jack G. Wilborn.  Our Board of Directors has determined that each current member of the committee is independent as defined under NASDAQ and Securities and Exchange Commission rules.  Among other matters, our Nominating and Corporate Governance Committee:

•	identifies individuals qualified to fill independent director positions and recommends directors for appointment to committees of our Board of Directors;
•	makes recommendations to our Board of Directors as to determinations of director independence;
•	evaluates the performance of our Board of Directors;
•	oversees and set compensation for our directors;
•	periodically reviews with the Chief Executive Officer the succession plans for the Company’s executive officers; and
•	develops, recommends and oversees compliance with our corporate governance guidelines and code of business conduct and ethics.

The Nominating and Corporate Governance Committee has not adopted a formal process for considering potential Board candidates proposed by stockholders because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals.  The Nominating and Corporate Governance Committee will review periodically whether a more formal policy should be adopted.  Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company at 5729 Fontanoso Way, San Jose, California 95138 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee.  There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating and Corporate Governance Committee.  All members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200 of NASDAQ.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the semiconductor manufacturing equipment industry and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria.  Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company.  The Board appointed Jack G. Wilborn in March 2007 to fill a vacancy on the Company’s Board.  The Nominating and Corporate Governance Committee initiated the review of this candidate, reviewed his qualifications and recommended his appointment by the full Board.

A copy of the Nominating and Corporate Governance Committee’s charter is available on our website at www.electroglas.com

Compensation Committee Interlocks and Insider Participation

Messrs. Gibson, Chen, and Osborne all of whom are “independent” under the applicable NASDAQ listing standards, served on the Compensation Committee in 2006. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.  There were no interlocks or insider participation between any member of the Board of Directors or the Compensation Committee and any member of the board of directors or compensation committee of another company.

Compensation of Directors

Board members who are not salaried employees receive compensation for Board service.  In the twelve months ended May 31, 2007, the compensation included:

Annual Retainer	$20,000 per year paid yearly. Beginning January 1, 2007, the annually retainer is paid quarterly in January, April, July and October.

Board Meeting Fees	$2,000 per regularly scheduled quarterly Board meetings; $1,000 for special meetings

Committee Meetings	$1,000 per meeting; $2,000 per meeting for Audit Committee Chairman

Stock Option Grant	30,000 common stock options upon initial appointment to the Board; 10,000 common stock options granted on the date of each annual meeting.

The following table sets forth compensation earned and awarded to the Company’s non-employee directors in connection with their Board service during the twelve months ended May 31, 2007.

Name	Retainers and/or Meeting Fees ($)	Option Awards ($) (1)	Total ($)
Fusen E. Chen	33,000	13,651	46,651
Mel Friedman	33,000	13,651	46,651
C. Scott Gibson	33,000	13,651	46,651
John F. Osborne	39,000	13,651	52,651
Jack G. Wilborn(2)	8,000	29,901	37,901
Robert J. Frankenberg(3)	10,000	--	10,000
Edward M. Saliba(4)	34,000	13,651	47,651
(1)
These options awards were granted to our Directors from the 2006 Stock Incentive Plan.  The options have an exercise price equal to the closing price of our Company’s common stock on the NASDAQ Global Market on the grant date and have a seven-year term.  The amounts reflect the dollar amount recognized for fiscal 2007 financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or FAS123(R) and has been calculated using the Black-Scholes valuation model.  Assumptions used in calculations of these amounts are described in Note 15 – Stock Based compensation to our company’s consolidated financial statement in our Annual Report on Form 10-K for the fiscal year ended May 31, 2007.

(2)	Mr. Wilborn was appointed to the Board on March 19, 2007.
(3)	Mr. Frankenberg resigned from the Board on October 26, 2006.
(4)	Mr. Saliba resigned from the Board on April 20, 2007.

Stock options:  Each of our directors is eligible to receive grants under our 2006 Stock Incentive Plan.  Each non-employee director who becomes a member of our Board is granted an option to purchase 30,000 shares of our common stock on the date that the director joins the Board.  In addition, immediately after each annual meeting of our stockholders, each non-employee director is granted an option to purchase 10,000 shares of our common stock. Each option granted to a director has an exercise price equal to the closing price of our common stock on the date of grant.  The options terminate ninety days after the date the director ceases to be a director or consultant.  All initial options granted to non-employee directors vest 100% upon grant and have a seven year term.

Other:  We reimburse all of our directors for travel and other necessary business expenses incurred in the performance of their services for our company’s Board and Board committee meetings.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Access to Corporate Governance Policies

Stockholders may access the Company’s committee charters, Code of Conduct, and Corporate Governance Guidelines at the Company’s Internet website at www.electroglas.com and copies will be provided to any stockholder upon written request to the Secretary of Electroglas, Inc. at 5729 Fontanoso Way, San Jose, California 95138.

The code of business conduct and ethics, or code of conduct, was adopted in October 2003.  The code of conduct was designed to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

Communication between Stockholders and Directors

The Board currently does not have a formal process for stockholders to send communications to the Board.  Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.  However, stockholders wishing to formally communicate with the Board may send communications directly to Secretary of the Company at 5729 Fontanoso Way, San Jose, California 95138.  All stockholder communications will be sent to the Board.  Stockholder communications to the presiding independent director can be addressed in writing to John Osborne, Lead Independent Director, c/o Electroglas, Inc., 5729 Fontanoso Way, San Jose, California 95138.

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 SHARES TO 60,000,000 SHARES

The Board of Directors has adopted a resolution proposing that the Company amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 60,000,000 shares.

The Board of Directors considers this proposal advisable in order to provide flexibility for capital raising, option grants, future acquisitions and other future capital requirements. There are approximately 26,500,000 shares of Common Stock outstanding, approximately 11,200,000 shares reserved for future issuance under outstanding convertible notes and approximately 3,800,000 reserved for future issuance upon exercise of outstanding options (approximately 156,000 of which have an exercise price below the current market price of $2.21 per share on August 20, 2007).  As a result, the Company’s commitments to issue shares have exceeded the number of authorized shares available and there are no shares of Common Stock that remain as authorized and unissued and are not reserved. The Board of Directors believes that it would be beneficial to the Company to be in a position to make additional issuances of such Common Stock or convertible securities if circumstances warrant such issuances. Approval by the stockholders of this proposal at the Annual Meeting will avoid the possible need to call and hold a special meeting on an expedited basis for that purpose at a later date thereby enabling the Company to act quickly where a potential capital raising or acquisition opportunity arises or if the Board determines that it is advisable to issue additional shares of Common Stock, the Company does not have any immediate plans, commitments or understanding with respect to any financing or acquisitions at this time.

Once authorized, additional shares of Common Stock may be issued with approval of the Board of Directors at such time or times, to such persons and for such consideration as the Board deems appropriate, without further stockholder action, unless stockholder approval is required by law or the Company’s Certificate of Incorporation or By-laws. Although such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company, approval of this proposal is not being sought for that purpose. Holders of Common Stock have no preemptive rights.

The affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP has served as the Company’s independent registered Public accounting firm since July 2005 and the Board has selected BDO Seidman, LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending May 31, 2008 and recommends that the stockholders ratify such selection.  Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of BDO Seidman, LLP as the independent registered public accounting firm for the fiscal year ending May 31, 2008.

Ratification of this proposal requires the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting, the Company will review its future selection of independent registered public accounting firms.

Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fee

The following table presents fees for professional services rendered by BDO Seidman, LLP for the years ended May 31, 2007 and 2006:

	Fiscal 2007		Fiscal 2006
Audit Fees (1)	$652,764	*	$689,062
Audit-Related Fees (2)	10,000		23,000
Tax Fees (3)	----		----
All Other Fees (4)	22,500		----

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and internal controls and the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). There were no tax fees in Fiscal 2007 and Fiscal 2006.
(4)	All Other Fees consist of fees for review of registration statements.
*     Amounts reflect fees billed to date for services rendered in connection with the integrated audit of the financial statement and internal controls for fiscal 2007.

The Audit Committee has considered whether services other than audit and audit-related services provided by BDO Seidman, LLP are compatible with maintaining the independence of BDO Seidman, LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may also provide pre-approval for particular services on a case-by-case basis.  For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of August 20, 2007 by (i) each stockholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”) and (iv) all executive officers and directors of the Company as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Peninsula Capital Management LP 235 Pine Street Suite 1818 San Francisco, CA 94104-2751 US (3)	5,128,268	17.61%
QVT Financial GP LLC 1177 Avenue of the Americas, 9th Floor New York, NY 10036(4)	2,934,181	9.97%
Westcliff Capital Management 200 Seventh Avenue Suite 105 Santa Cruz, CA 95062-4669 US (5)	2,563,529	9.67%
Royce and Associates, LLC 1414 Avenue of the Americas 9th floor New York, NY 10019-2578 US (6)	2,131,227	8.04%
Fairfield Greenwich Limited 919 Third Avenue 11th floor New York, NY 10022-3917 US(7)	1,732,639	6.54%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401(8)	1,430,939	5.40%
Wayne E. Woodard (9)	279,587	1.05%
Thomas E. Brunton (10)	238,091	*
Thomas M. Rohrs (11)	226,750	*
Richard J. Casler, Jr. (12)	156,665	*
Wesley D. Highfill (13)	135,500	*
Mel Friedman (14)	100,000	*
John F. Osborne (15)	90,000	*
C. Scott Gibson (16)	50,000	*
Fusen E. Chen (17)	40,000	*
Jack G. Wilborn (18)	35,000	*
All executive officers and directors as a group (10 persons) (19)	1,351,5931	4.91%
_________

*  Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 20, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Applicable percentages beneficially owned are based on 26,502,619 shares of Common Stock outstanding as of August 20, 2007, as adjusted as required by law.
(3)
Based on a Schedule 13G/A filed with the SEC on April 11, 2007.  Peninsula Capital Management, LP, a California limited partnership, does not have sole voting power nor sole dispositive power with respect to 5,128,268 shares of the Company’s Common Stock. This total includes 2,614,378 shares of Common Stock issuable upon conversion of the Company’s outstanding 6.25% Convertible Senior Subordinated Notes Due 2027 (“Notes”), based on a conversion price of $2.295 per share. Peninsula Capital Management, LP is the investment manager of Peninsula Master Fund, Ltd., and the general partner of Peninsula Technology Fund, LP, which respectively have the right to convert 1,742,919 shares and 871,459 shares of the Common Stock underlying the Notes. Because the Notes contain a conversion limitation prohibiting Peninsula Capital Management, LP from converting the Notes to the extent that such conversion would result in beneficial ownership by Peninsula Capital Management, LP and its affiliates of greater than 9.99%, of Common Stock then issued and outstanding, the Notes are convertible into fewer than 2,614,378 shares of Common Sock as reflected in the Schedule 13G/A.

(4)
Based on a Schedule 13G filed with the SEC on March 30, 2007.  QVT Financial GP LLC, (“QVT”) a limited liability company incorporated under the laws of the Cayman Islands, does not have sole voting power nor sole dispositive power with respect to 2,934,181 shares of the Company’s Common Stock. These shares of Common Stock are issuable upon conversion of Electroglas' outstanding Notes, based on a conversion price of $2.295 per share. The aggregate number of shares underlying the Notes held by QVT is approximately 3,703,704.  Because the Notes contain a conversion limitation prohibiting QVT from converting the Notes to the extent that such conversion would result in beneficial ownership by QVT and any of its affiliates of greater than 9.99%, of Common Stock then issued and outstanding, the Notes as of January 1, 2007 are convertible into 2,934,181 shares of Common Stock.

(5)
Based on a Schedule 13G filed with the SEC on February 10, 2006.  Westcliff Capital Management, LLC, a California limited liability company, has sole voting power and sole dispositive power with respect to 2,563,529 shares of the Company’s Common Stock.

(6)
Based on a Schedule 13G/A filed with the SEC on January 19, 2007. Royce & Associates LLC, a Delaware limited liability company, has sole voting power and sole dispositive power with respect to 2,131,227 shares of the Company’s Common Stock.

(7)
Based on a Schedule 13G/A filed with the SEC on February 14, 2007.  Fairfield Greenwich Advisors LLC, a  limited liability company incorporated under the laws of the Cayman Islands, has sole voting power and sole dispositive power with respect to 1,732,639 shares of the Company’s Common Stock.

(8)
Based on a Schedule 13G/A filed with the SEC on February 9, 2007, Dimensional Fund Advisors, Inc., a Delaware corporation, has sole voting power and sole dispositive power with respect to 1,430,939 shares of the Company’s Common Stock.

(9)	Includes (i) 249,587 options exercisable within 60 days of August 20, 2007 and (ii) 30,000 shares subject to further vesting restrictions.
(10)	Includes (i) 181,999 options exercisable within 60 days of August 20, 2007 and (ii) 40,000 shares subject to further vesting restrictions.
(11)	Represents (i) 90,000 options exercisable within 60 days of August 20, 2007 and (ii) 130,000 shares subject to further vesting restrictions.
(12)	Includes (i) 106,665 options exercisable within 60 days of August 20, 2007 and (ii) 50,000 shares subject to further vesting restrictions.
(13)	Represents (i) 91,000 options exercisable within 60 days of August 20, 2007 and (ii) 40,000 shares subject to further vesting restrictions.
(14)	Represents100,000 options exercisable within 60 days of August 20, 2007.
(15)	Includes 80,000 options exercisable within 60 days of August 20, 2007.
(16)	Represents 50,000 options exercisable within 60 days of August 20, 2007.
(17)	Represents 40,000 options exercisable within 60 days of August 20, 2007.
(18)	Includes 30,000 options exercisable within 60 days of August 20, 2007.
(19)	Includes (i) 1,019,251 options exercisable within 60 days of August 20, 2007 and (ii) 290,000 shares subject to further vesting restrictions.

Equity Compensation Plan Information

The following table presents information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of May 31, 2007, including the Company’s 1997 Stock Incentive Plan, the 2001 Non-Officer Employee Stock Incentive Plan, the 2002 Employee Stock Purchase Plan and the 2006 Stock Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,185,000	$7.60	6,967,000
Equity compensation plans not approved by security holders (2) (3)	892,000	$3.92	0
Total	3,077,000	6.53	6,967,000

(1)
Represents shares of the Company’s Common Stock issuable pursuant to the Company’s 1993 Long-Term Stock Incentive Plan, 1998 Employee Stock Purchase Plan,  1997 Plan and 2002 Employee Stock Purchase Plan.

The Amended and Restated 1993 Long-Term Stock Incentive Plan (the “1993 Plan”) was originally adopted by the Board of Directors and approved by the stockholders in July 1993.  The Board adopted amendments and restatements of the 1993 Plan in February 1995.  These amendments and restatements were approved by the stockholders in May 1995.  The 1993 Plan is administered by the Compensation Committee.  Options granted pursuant to the 1993 Plan generally vest ratably over a four-year period on the anniversary of the date of grant or as determined by the Compensation Committee.  The term of all options granted under the 1993 Plan shall not exceed ten years after the date of grant.  The 1993 Plan terminated in June 1998 and options are no longer granted under the 1993 Plan.  As of May 31, 2006, there were options outstanding to purchase 11 thousand shares of the Company’s Common Stock under the 1993 Plan at a weighted average exercise price of $13.43 per share, and there were no shares available for future issuance.

The 1997 Plan was originally adopted by the Board in March 1997 and approved by the stockholders in May 1997.  The 1997 Plan is administered by the Compensation Committee.  Options granted pursuant to the 1997 Plan generally vest ratably over a four-year period on the anniversary of the date of grant, or as determined by the Compensation Committee.  Options expire no more than seven years after the date of grant.  The stock options issued under the 1997 Plan shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable.  Incentive stock options issued pursuant to the 1997 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that the optionee may designate a beneficiary of the optionee’s incentive stock option in the event of the optionee’s death on a beneficiary designation form provided by the Compensation Committee.  Awards, other than incentive stock options, granted pursuant to the 1997 Plan shall be transferable to the extent provided in the specific award agreement.  The 1997 Plan terminated in October 2006 upon approval of the 2006 Plan and options are no longer granted under the 1997 Plan.  Options forfeited in the 1997 Plan are rolled over to the 2006 plan until the plan’s expiration in May 2007.  As of May 31, 2007 there were options outstanding to purchase 2.1 million shares of the Company’s Common Stock under the 1997 Plan at a weighted average exercise price of  $7.77 per share.

The 2002 Employee Stock Purchase Plan (the “2002 ESPP”) was originally adopted by the Board in February 2002 and approved by the stockholders in May 2002.  The purpose of the 2002 ESPP is to provide employees of the Company who participate in the 2002 ESPP with opportunity to purchase Common Stock of the Company through payroll deductions.  The 2002 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended.  The 2002 ESPP is implemented by twenty-four month offering periods during which there are four purchase periods.  The Board  may alter the duration of the offering periods without stockholder approval.  The price per share at which shares are sold under the 2002 ESPP is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the twenty-four month offering period, or (ii) 85% of the fair market value of the Common Stock on the date of purchase.  The fair market value of the Common Stock on a given date is determined by the Board based upon the last sale price of the Common Stock on the NASDAQ Global Market as of such date.  The purchase price of the shares is accumulated by payroll deductions during the offering period.  The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the 2002 ESPP to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation. Employees shall not be permitted in any Purchase Period to purchase more than 750 shares.  As of May 31, 2007, there were 1.6 million shares available for future issuance under the 2002 ESPP.

The 2006 Stock Incentive Plan (the “2006 Plan”) was approved by the stockholders in October 2006.  The 2006 Plan is administered by the Compensation Committee.  The 2006 Plan provides for the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights. Options granted pursuant to the 2006 Plan generally vest ratably over a four-year period on the anniversary of the date of grant, or as determined by the Compensation Committee.  Options expire no more than seven years after the date of grant.  The stock options issued under the 2006 Plan shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options are generally non-transferable.  Incentive stock options issued pursuant to the 2006 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that the optionee may designate a beneficiary of the optionee’s incentive stock option in the event of the optionee’s death on a beneficiary designation form provided by the Compensation Committee.  Awards, other than incentive stock options, granted pursuant to the 2006 Plan shall be transferable to the extent provided in the specific award agreement.  As of May 31, 2007 there were options outstanding to purchase 84 thousand shares of the Company’s Common Stock under the 2006 Plan at a weighted average exercise price of $2.62 per share.

(2)
The Board adopted the 2001 Non-Officer Employee Stock Incentive Plan (the “2001 Plan”) in May 2001.  The 2001 Plan is administered by the Compensation Committee.  Pursuant to the 2001 Plan, the Compensation Committee may grant non-qualified stock options, in its discretion, to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company.  Only non-qualified stock options may be issued under the 2001 Plan.  Stock options may not be granted to officers and directors of the Company from the 2001 Plan.  Stock options shall be issued under the 2001 Plan with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant of the option. Options may be transferred by gift or through a domestic relations order to members of the grantee’s immediate family to the extent provided in the specific option agreement or in the manner and to the extent determined by the Compensation Committee.  The term of all options granted under the 2001 Plan shall not exceed seven years from the date of grant. The 2001 Plan terminated in October 2006 upon approval of the 2006 Plan and options are no longer granted under the 2001 Plan.  Options forfeited in the 2001 Plan are rolled over to the 2006 plan until the plan’s expiration in May 2011. As of May 31, 2007 there were options outstanding to purchase 700 thousand shares of the Company’s Common Stock under the 2001 Plan at a weighted average exercise price of $4.13 per share.

(3)
Includes 200 thousand shares vested upon achievement of certain goals set for by the Board to Mr. Keith Barnes prior to his resignation.  For a description of the terms of his resignation, see “Executive Compensation an Other Information—Employment Agreements.”

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be deemed to be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with BDO Seidman, LLP their independence from the Company and Company management.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.  The Committee held six meetings during the fiscal year 2007.

Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2007 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors
Jack G. Wilborn, Chairman
Mel Friedman
John F. Osborne

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

Pursuant to its charter, the Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executive officers and members of the Board is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the Named Executive Officers (as defined in the Summary Compensation Table) are similar to those provided to all other executive officers.

Compensation Objective and Philosophy

The objective of our compensation program is to provide a total compensation package that will enable us to:

•	attract, motivate and retain outstanding employees, including Named Executive Officers;
•	align the financial interests of our employees, including our Named Executive Officers with the interests of our stockholders
•	provide incentives for superior company and individual Named Executive Officers performance; and
•	encourage each Named Executive Officer to have a stake in our long-term performance and success.

To achieve this objective, the Compensation Committee has designed a compensation philosophy that seeks to combine “fixed” forms of compensation such as base salaries and certain other perquisites and ancillary benefits with “at-risk” forms of compensation such as performance-based cash bonuses and long-term equity incentive awards. In particular, the Compensation Committee believes that paying “fixed” forms of compensation that are competitive relative to our Compensation Peer Group (as defined below) helps to ensure that we maintain our ability to attract, motivate and retain individuals of superior ability and managerial talent in key positions. Likewise, the Compensation Committee believes that awarding “at-risk” forms of compensation helps to further align our employees’ interests with those of our stockholders by providing incentives for superior performance relative to established goals, while also encouraging employees to value our long-term performance. Thus, our compensation program allows us to reward short-term achievement of objectives and to foster long-term participation in our success.

We utilize four basic categories of compensation. First, we set base salaries at levels designed to attract and retain qualified executives based on their levels of experience relevant to our business. Second, we offer performance-based cash bonuses meant to reward achievement of certain key financial and operational goals. Third, we grant long-term equity incentive awards, which vest over time, to encourage sustained loyalty and performance and to foster in each executive a sense of ownership and shared purpose. Finally, we offer ancillary benefits that the Compensation Committee has determined to be widely offered within our Compensation Peer Group.

To date, the Compensation Committee has not established any formal policy or target for the relative balance of “fixed” and “at-risk” compensation. Nevertheless, in light of the importance of uniting the concepts of personal performance with our corporate performance and success, a significant percentage of the total compensation for our executive officers is generally allocated to “at-risk” forms of compensation, such as performance-based cash bonuses which reward achievement of our fiscal year objectives and long-term equity incentive awards which reward increasing our value in the long term.

Process for Setting Executive Compensation

The Compensation Committee understands that we compete with many companies for top executive-level talent. Accordingly, the Compensation Committee strives to implement compensation packages for our executive officers that are competitive with total compensation paid to similarly situated executives of the companies comprising what we refer to as our “Compensation Peer Group”. The members of this Compensation Peer Group may vary depending on the nature of the executive role being considered, as the Compensation Committee may deem it appropriate in the case of certain executive roles to refer to the practices of similarly situated companies within the semiconductor industry and in the case of other executive roles to refer more generally to the practices of companies similar to ours in terms of size, location, operations, etc. In addition to comparing compensation levels to the appropriate Compensation Peer Group, the Compensation Committee also determines the appropriate metrics that will be used to define the various performance goals underlying certain elements of the “at-risk” compensation we offer.

Ultimately, the Compensation Committee makes all compensation decisions for our executive officers. Often, these decisions will be based on data obtained by the Compensation Committee from relevant compensation surveys and other data sources, as well as individual performance, internal comparables and other related factors as deemed appropriate by the members of the committee. Per its charter, however, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in fulfilling its duties. In accordance with this authority, for fiscal year 2007, the Compensation Committee consulted with Meyerend and Associates, an independent compensation consultant (the “Compensation Consultant”), to advise it on matters related to the compensation and benefits of our Chief Executive Officer and other executives, as well as the compensation of our independent directors. The Compensation Consultant was engaged by, reported to, and received compensation approved by the Compensation Committee (rather than the company itself). In addition, from time to time, the Compensation Committee may solicit the input of our Chief Executive Officer, Mr. Rohrs, with respect to executive compensation matters, other than his own.

Executive Compensation Components

The following discussion further describes the components and mix of compensation we pay to our executive officers, as well as how we generally determine the amount of each component. It also explains how each component of compensation fits into our overall compensation objectives and affects decisions regarding other components of compensation. This discussion and analysis should be read together with the Summary Compensation Table and the Grants of Plan-Based Awards Table (and the related narrative disclosure for each such table) that appear directly following this Compensation Discussion and Analysis.

As referenced above, for fiscal year 2007, the principal components of compensation for our executive officers were:

•  base salary;
•  performance-based cash bonuses;
•  long-term equity incentive awards; and
•  ancillary benefits.

Each of these components is described in greater detail below.

Base Salary

We provide our executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility, with appropriate reference to market data from the Compensation Peer Group.

During its review of base salaries for executive officers for fiscal 2007, the Compensation Committee primarily considered:

•	market data provided by our Compensation Consultant and data published by independent third-party sources;
•	the results of its own internal review and appraisal of the executive’s compensation, both individually and relative to other executive officers; and
•	the individual performance and responsibility of the executive.

Base salary levels are considered annually as part of our performance review process, as well as upon a promotion or other material change in job responsibility. Changes in base salary levels may be merit-based or circumstance-based as determined appropriate by the Compensation Committee. In reviewing market data, the Compensation Committee considered the surveys that track the executive compensation of other leading companies in the semiconductor and semiconductor equipment industries, many of which are included in the RDG Semiconductor Composite Index used in the Stock Performance Graph. In reviewing individual executive performance, the Compensation Committee considered factors including decision-making skills, business and financial acumen, ability to drive results, and the executive’s overall performance in his or her role. Thereafter, the Compensation Committee approved base salary increases in an average amount of 12% for all executive officers (with increases for our Named Executive Officers ranging from 0% to 22%), effective as of July 1, 2007.

Performance-Based Cash Incentive Compensation

The Compensation Committee met in seven times in fiscal 2007 to evaluate performance and set bonuses payable to its executive officers for the 2007 fiscal year. The bonus incentive program is a Company-wide program with varying levels of target bonuses for each employee of the Company. The individual bonus is calculated as a percentage of base salary which percentage is increased for higher positions within the Company, putting a greater percentage of compensation at risk for more senior positions. The bonus levels are set relative to other leading companies in the semiconductor equipment industry. The level of operating profit achieved, and other financial and operating goals, determine the actual bonus payments. Goals are set at the beginning of the fiscal year and reviewed at the end of the year for level of achievement. Operating goals involve quality, product development, operation effectiveness and other goals targeted to improve the Company’s long-term performance. Individual performance by an executive may impact his or her bonus payment. The Company revised the bonus incentive plan program in fiscal year 2007 to provide for payment of bonuses based upon certain performance criteria. Accordingly, Messrs. Casler, and Woodard received bonuses based upon performance during the period of June 1, 2006 through May 31, 2007. Mr. Highfill received sales incentives based on sales during this same period.

Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation program is another key component of our “at-risk” compensation package. However, whereas other components such as performance-based cash compensation ultimately tie individual success to predefined corporate performance targets, the value of our long-term incentive compensation program is even more directly related to the value we create for our stockholders via appreciating stock prices.

Under the long-term equity incentive compensation program, grants of equity-based awards are made to Named Executive Officers and other eligible employees upon commencement of employment with us, promotion to a new role, and/or annually thereafter following our earnings release for the first quarter of each fiscal year and based upon eligibility and performance criteria upon completion of our annual prior-year performance review process. When making equity award decisions, the Compensation Committee considers market data relating to the Compensation Peer Group, the grant size, the forms of long-term equity compensation available to it under existing plans, the status of awards granted in previous years, our performance, the value of the specific position to us and individual performance criteria. Existing ownership levels are not a factor in award determination, as the Compensation Committee wants to encourage executives to hold our stock in order to achieve alignment between management and shareholders’ interests. All long-term equity incentive compensation awards are currently granted pursuant to our 2006 Stock Incentive Plan.

The amount of long-term equity incentive compensation granted in fiscal year 2007 was based upon our overall strategic, operational and financial performance, but also took into account the greater-than-normal length of time since our last annual grants of equity awards. In fiscal year 2007, the Compensation Committee opted to award both stock options and restricted stock units (“RSU”), following consultation with the Compensation Consultant regarding prevailing market trends. The Compensation Committee’s decision to award RSUs was also in part based upon the adoption of SFAS No. 123R and the resulting compensation expense associated with the granting of stock options, as discussed further below. Messrs. Brunton, Woodard, Highfill, Casler and Woodard, which were employed with us in the first quarter of fiscal year 2007, received a grant of stock options on August 29, 2006 and Messrs. Rohrs, Brunton, Highfill, and Casler received a grant of RSUs on January 18, 2007. In total, on August 29, 2006, we granted the Named Executive Officers a total of 125,000 options to purchase shares of our common stock and on January 18, 2007, a total of 290,000 RSUs subject to forfeiture and cancellation under certain conditions associated with termination of employment with us. One third (1/3) of each recipient’s RSU award vests annually on the anniversary of the date of the grant and one third (1/3) of each recipient’s stock option award vests annually on the first anniversary of the date of the grant and expires on the sixth (6th) anniversary of the date of grant.

Other Ancillary Benefits.

We provide the Named Executive Officers and other employees with perquisites and other ancillary benefits that the Compensation Committee believes are consistent with its objectives and philosophy set forth above. Description of these perquisites and other ancillary benefits, which the Compensation Committee periodically reviews and adjusts as deemed necessary, are set forth below.

Life and Long Term Disability Insurance: All of our Named Executive Officers and other executive officers in the United States are enrolled in our group life and disability insurance plans. All executive participants are entitled to a benefit under the group life insurance plan equal to two times their annual base salary and target annual incentive in effect on the date of death, up to a maximum benefit of $550,000 The long term disability plan provides a monthly benefit to executive officers in the event of disability of 60% of the participant’s annual base salary to a maximum monthly amount of $10,000.

Tax and Accounting Implications.

As part of its role in developing and overseeing our compensation programs, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the Named Executive Officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to us and our stockholders of the tax benefits that we would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

In granting awards pursuant to the long-term equity incentive compensation program, the Compensation Committee considers the effect of SFAS No. 123R, which requires companies to estimate and record as expense the fair value of share-based payment awards on the date of grant using an option-pricing model. When determining the appropriate form of incentive award (e.g., stock options, restricted stock, RSUs, or stock appreciation rights), the Compensation Committee’s goal is to weigh the cost of these grants with their potential benefits as a compensation tool. In part due to the adoption of SFAS No. 123R and resulting compensation expense associated with the granting of stock awards (as discussed above), the Compensation Committee awarded RSUs, as well as stock options to the Named Executive Officers in fiscal year 2007.

Chief Executive Officer Compensation

The Company’s Chief Executive Officer is Thomas M. Rohrs. The compensation of the Chief Executive Officer is reviewed annually.  Mr. Rohrs’ base salary for the fiscal year ended May 31, 2007 was $310,000.  Mr. Rohrs’ base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Electroglas specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation committee reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with the company’s management.  Based on our review and discussions, the Compensation Committee has recommended to Electroglas’ Board that the Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors
C. Scott Gibson, Chairman
Fusen E. Chen
John F. Osborne

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company as of August 20, 2007:

Name	Age	Position
Thomas M. Rohrs	56	Chief Executive Officer and Chairman of the Board
Thomas E. Brunton	59	Chief Financial Officer, Vice President Finance and Administration, Treasurer and Secretary
Richard J. Casler, Jr.	55	Chief Technology Officer
Wesley D. Highfill	46	Vice President, Global Sales, Service and Marketing

In addition to Mr. Rohrs, the executive officers of the Company as of August 20, 2007, were as follows:

Thomas E. Brunton was appointed Chief Financial Officer, Vice President, Finance, Treasurer and Secretary of the Company in November 2000 and in February 2003 was appointed Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary.  Prior to joining the Company, Mr. Brunton was Chief Financial Officer of Centigram Communications (“Centigram”), a telecommunications equipment company, from March 1998 to July 2000. He joined Centigram in March 1991 as Controller and also served as Treasurer.  Prior to his service at Centigram, he had financial management responsibilities at 3Com Corporation, a provider of networking solutions, Sun Microsystems, Inc., a provider of network computing products and services and International Business Machines Corporation/Rolm, a multinational computer technology and consulting company.  Mr. Brunton received his Bachelor of Business Administration from Loyola University and his Masters of Business Administration from the University of California Los Angeles.

Richard J. Casler, Jr. joined the Company in April 2004 as Vice President, Engineering and in April 2007 was appointed Chief Technology Officer.  From 2002 until joining the Company in 2004, Mr. Casler was Vice President of Business Development for Invenios, Inc., a manufacturer of nano positioning equipment and custom 3D micromachines.  Prior to that, from 2001 to 2002 Mr. Casler was Vice President of Systems Engineering at Intuitive Surgical, Inc., a provider of minimally-invasive surgical solutions and Vice President of Adept Technology, Inc. an intelligent vision-guided robotics company, from 1992 to 2001. From 1986 to 1992, he served as Chief Executive Officer for Genesis Automation, a provider of robotic automation for service industry and from 1981 to 1986 he served as manager of new product development for Unimation/Westinghouse, a robotics company.  Mr. Casler received his Bachelor of Science and Master of Science in Mechanical Engineering from the Massachusetts Institute of Technology, and his Master of Business Administration from Pepperdine University.

Wesley D. Highfill joined the Company as Director of North American Sales in September 2003.In July, 2007, Mr Highfill was named Vice President of Global Sales, Service and Marketing.  On September 1, 2006, Mr. Highfill was named Vice President of Global Sales and Marketing.  In July of 2004, he was named Vice President, Worldwide Sales and Applications.  In March of 2005, Mr. Highfill became an officer of the Company. Mr. Highfill served as Director of Asia Pacific Sales for Yield Dynamics, Inc. (“Yield Dynamics”), a process and control solutions company for the semiconductor industry, from 2002 to 2003, and Sales Manager from 2001 to 2002.  Prior to his service at Yield Dynamics, Mr. Highfill was a Global account manager and sales manager for Tokyo Electron America, a semiconductor equipment company, from 1996 to 2001.  From 1988 through 1996 Mr. Highfill held various positions in Engineering and Product Marketing for KLA Instruments, a semiconductor equipment company.

Summary Compensation Table

The following Summary Compensation Table sets forth certain information on compensation of the Company’s Named Executive Officers for twelve months period ended May 31, 2007 (‘2007’).

Name and Principal Position	Period	Salary ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)(4)	Total ($)

Thomas M. Rohrs	2007	310,000	38,335	342,974	-	-	691,309
Chief Executive Officer and
Chairman of the Board

Thomas E. Brunton	2007	180,000	11,795	31,215	-	13,962	236,972
Vice President, Finance and Administration,
Administration, Chief Financial
Officer, Treasurer and
Secretary

Richard Casler, Jr.	2007	210,000	14,744	33,872	5,000	-	263,616
Chief Technology Officer

Wayne E. Woodard	2007	188,000	8,846	21,212	7,500	-	225,559
Vice President, Service and
Operations (1)

Wesley Highfill	2007	190,000	11,795	21,943	21,605	-	245,344
Vice President Global Sales,
Service and Marketing
__________
(1)	Mr. Woodard resigned from the Company in July 2007.
(2)
The amounts reflect the dollar amount recognized for fiscal 2007 financial statement reporting purposed in accordance with FAS123(R). Assumptions used in the calculation of these amounts are described in Note 15 - Stock-Based compensation to our company's consolidated financial statement in our Annual Report on Form 10-K for the fiscal year ended May 31, 2007. The Company disregarded forfeitures for stock awards and stock options per Item 402 (c)(2)(v) and (vi) of Regulation SK.

(3)	The amounts in this column reflect the cash bonus payouts awarded for specific performance goals achieved and sales commissions.
(4)	Represents amounts paid by the Company on behalf of Mr. Brunton as follows: (i) $12,000 in the form of a vehicle allowance and (ii) $1,962 for Group Term Life Insurance.

2007 Grants of Plan-Based Awards

The following tables provide certain information with respect to stock options and stock awards granted to the Named Executive Officers the fiscal year ended May 31, 2007.  The options were granted under the 1997 Stock Incentive Plan.  The options have an exercise price equal to the closing price of our company’s common stock on the NASDAQ Global Market on the grant date and have a six year term. The options vest one third annually with total vest three years from grant date. The stock awards were granted under the 2006 Stock Incentive Plan. These awards vest one third annually with total vesting three years from grant date. There can be no assurance that the Grant Date Fair Value of Equity Awards will ever be realized.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Thomas M. Rohrs	1/18/2007	130,000	-	-	315,900

Thomas E. Brunton	8/29/2006	-	45,000	2.89	130,050
	1/18/2007	40,000	-	-	97,200

Wesley D. Highfill	8/29/2006	-	15,000	2.89	43,350
	1/18/2007	40,000	-	-	97,200

Richard J. Casler, Jr.	8/29/2006	-	50,000	2.89	144,500
	1/18/2007	50,000	-	-	121,500

Wayne E. Woodard	8/29/2006	-	15,000	2.89	43,350
	1/18/2007	30,000	-	-	72,900

(1)	The Company did not grant any non-equity awards where estimated future payouts are tied to performance in fiscal 2007.
(2)
The restricted stock awards vest at 33% of the total shares granted on the first anniversary of the grant date and the remaining shares vest ratably thereafter, such that the option is fully vested three years from the grant date.

(3)
The options vest at 33% of the total shares granted on the first anniversary of the grant date and the remaining shares vest ratably thereafter, such that the option is fully vested three years from the grant date.

(4)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.
(5)
The amounts reflect the dollar amount recognized for fiscal 2007 financial statement reporting purposed in accordance with FAS123(R).  Assumptions used in the calculation of these amounts are described in Note 15 - Stock-Based compensation to our company's consolidated financial statement in our Annual Report on Form 10-K for the fiscal year ended May 31, 2007.

Outstanding Equity Awards at Fiscal Year Ended May 31, 2007

The following table present information regarding outstanding equity awards held by our officers named in the summary compensation table above at May 31, 2007.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration		Number of Shares or Units of Stock That Have Not Vested		Grant Date Value of Shares or Units of Stock That have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested
Name	Exercisable	Unexercisable	(#)		($)	Date		(#)		($)	(#)	($)(7)
Thomas M. Rohrs	50,000	150,000			4.86	4/12/2013	(1)	130,000	(6)	315,900		299,000
	-		250,000	(8)	4.86	4/12/2013	(2)
	10,000	-	-		3.30	5/26/2012
	30,000	-	-		4.45	12/17/2011

Thomas E. Brunton	-	45,000	-		2.89	8/29/2012	(3)	40,000	(6)	97,200		92,000
	45,000	-	-		13.94	11/27/2010
	32,812	2,188	-		1.77	8/1/2010 (4)
	35,000	-	-		16.00	5/23/2009
	30,000	-	-		4.01	2/1/2009
	2,000	-	-		12.98	10/24/2008
	20,000	-	-		16.02	5/31/2008

Wesley D. Highfill	-	15,000	-		2.89	8/29/2012	(3)	40,000	(6)	97,200		92,000
	37,500	12,500	-		2.83	9/17/2010	(5)
	18,000	-	-		4.01	2/1/2009
	18,000	-	-		2.70	7/27/2008

Richard J. Casler, Jr.	-	50,000	-		2.89	8/29/2012	(3)	50,000	(6)	121,500		115,000
	40,000	-	-		4.01	2/1/2009
	50,000	-	-		4.43	4/1/2008

Wayne E. Woodard	-	15,000	-		2.89	8/29/2012	(3)	30,000	(6)	72,900		69,000
	37,500	2,500	-		1.77	8/1/2010	(4)
	35,000	-	-		24.88	5/26/2010
	40,000	-	-		16.00	5/23/2009
	20,000	-	-		14.94	5/18/2009
	20,000	-	-		12.63	4/6/2009
	30,000	-	-		4.01	2/1/2009
	10,000	-	-		11.81	10/27/2008
	15,000	-	-		12.98	10/24/2008
	2,087	-	-		12.98	10/24/2008
	40,000	-	-		16.02	5/31/2008

(1)	Commenced vesting on April 12, 2007 in equal annual installments over 4 years.
(2)	Commences vesting upon certain performance criteria set.
(3)	Commenced vesting on August 29, 2007 in equal annual installments over 3 years.
(4)	Commenced vesting on August 1, 2004 in equal quarterly installments over 3 years
(5)	Commenced vesting on September 17, 2003 in equal annual installments over 4 years.
(6)	Commences vesting on January 18, 2008 in equal annual installments over 3 years.
(7)	Market value was determined by multiplying the price for a share our company’s common stock as of May 31, 2007 by the number of restricted stock units outstanding.
(8)
The unvested shares consist of the following performance-based stock option award: (i) 125,000 of the 250,000 shares granted on April 12, 2006 that will vest if the Company achieves two (2) consecutive  quarters of positive operating income measure on a GAAP basis, and 125, 000 shares that will vest after the majority of the board agrees that Mr. Rohrs performance as CEO of Electroglas has improved shareholder value.

Change of Control, Severance

Change of Control: All of the Company's employees are employees at will. Accordingly, they may be terminated at any time, with or without cause. Messrs. Rohrs, Brunton, Highfill and Casler, all have change of control agreements with the Company which require certain payments upon termination after a change in control depending upon the reason their employment is terminated.

The table below sets forth the estimated amount of payments and other benefits each Named Executive Officer would be entitled to receive upon the occurrence of a change of control, assuming that the event occurred on May 31, 2008. Amounts potentially payable under plans which are generally available to all salaried employees, such as life and disability insurance, are excluded from the table. The values related to vesting of stock options and awards are based upon the fair market value of our Common Stock of $2.15 as reported on the NASDAQ Global Select Market on May 30, 2007, the last trading day of our fiscal year.  Actual payments made at any future date would vary, including based upon the amount the Named Executive Officer would have accrued under the applicable benefit or compensation plan as well as the price of our Common Stock.

Name	Event	Salary & Other Cash Payments ($)(3)(4)	Vesting of Stock Options ($)(5)	Vesting of Stock Awards ($)	Healthcare Benefits ($)	Total ($)
Thomas M. Rohrs(1)	Change in Control	1,655,160	-	279,500	25,859	1,960,519
Thomas E. Brunton(1)	Change in Control	993,923	13,300	86,000	13,715	1,106,938
Wesley D. Highfill(2)	Change in Control	511,699	-	86,000	6,858	604,557
Richard J. Casler, Jr(2)	Change in Control	332,184	-	107,500	12,929	452,613

(1)	Continuation of salary and benefits for 24 months after event.
(2)	Continuation of salary and benefits for 12 months after event.
(3)	Assuming all incentives met in fiscal year 2008.
(4)	Based on commission earnings in fiscal year 2007.
(5)	Net value of 'in-the-money' options as of 5/30/2007.

Severance. All of the executive officers of the Company (each an “Executive Officer”) have entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of the agreements, if an Executive Officer’s employment is terminated under certain circumstances during the one-year period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer’s base salary then in effect for the period specified in the agreement, (ii) pay the Executive Officer a bonus based on a calculation tied to a prior year’s bonus, (iii) provide for continuation of medical and dental benefits for the period specified in the agreement, (iv) pay the Executive Officer’s life insurance premiums and car allowance for the period specified in the agreement, (v) pay accrued but unused vacation as of the date of termination, (vi) accelerate vesting of stock options and restricted shares; provided that, at least one year has elapsed between the date of the agreement and the date of termination of employment and (vii) extend the expiration date of the Executive Officer’s vested stock options as of the date of termination to six months after the date of termination.

Employment Agreements

Thomas M. Rohrs.  On April 7, 2006, the Company entered into an Employment Agreement with Mr. Thomas M. Rohrs, (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Rohrs was appointed Chief Executive Officer and Chairman of the Board of the Company effective April 7, 2006.  Mr. Rohrs’ initial base salary is $310,000 per year.  In addition, Mr. Rohrs is eligible to receive a target incentive bonus of up to $230,000 during the 2007 fiscal year based on his achievement of performance targets determined by the Board.  Mr. Rohrs was granted an option (the “Initial Option”) to purchase 200,000 shares of the Company’s Common Stock (the “Shares”) pursuant to the 1997 Stock Incentive Plan (the “1997 Plan”) 2 days (“Effective Grant Date”) after the announcement of the change of Chief Executive Officer.  The Initial Option vests over four years such that 25% of the Shares vest one year after the Effective Grant Date and 25% of the remaining Shares vest on each yearly anniversary of the Effective Grant Date thereafter.  In addition, on the Effective Grant Date, Mr. Rohrs was granted a supplemental option (the “Supplemental Shares”) to purchase 250,000 Shares pursuant to the 1997 Plan.  The Supplemental Shares will vest upon the achievement of certain performance goals determined by the Board.

Pursuant to the Employment Agreement, Mr. Rohrs is entitled to a Change of Control Agreement, which includes the current salary plus bonus, of 24 months triggered upon both a successful completion of a board and stockholder approved acquisition and a subsequent not for cause termination of his services as Chief Executive Office, within 12 months after the change of control. The terms of the severance agreement will comply with Code Section 409A.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest on an ongoing basis and approving all such transactions (if such transactions are not approved by another independent body of the Board).  A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year. There were no reportable transactions that occurred during the fiscal year ending May 31, 2007.

The Company has entered into indemnification agreements with its directors and certain of its executive officers.  The indemnity agreements provide, among other things, that the Company will indemnify its directors and executive officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely for the Company’s 2008 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between June 30, 2008, and July 30, 2008.  A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2008 annual meeting of stockholders must be received by the Company not later than May 16, 2008 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during fiscal 2007 all Reporting Persons complied with all applicable filing requirements.

Other Matters. The Board knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

Whether or not you expect to attend the Annual Meeting of stockholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instruction.  You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting.  If you send in your proxy card or submit your proxy over the Internet or by telephone and then decide to attend the Annual Meeting to vote your shares in person, you may still do so.  Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

ANNUAL REPORT ON FORM 10-K

Upon written request to the Corporate Secretary, Electroglas, Inc. at 5729 Fontanoso Way, San Jose, California 95138, the Company will provide without charge to each person solicited a copy of the Company’s 2007 report on Form 10-K.

By Order of the Board of Directors,

/s/ Thomas E. Brunton

Thomas E. Brunton

Secretary

September 13, 2007

San Jose, California

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ELECTROGLAS, INC.
Shares represented by this proxy will be
voted as directed by the stockholder.
IF NO SUCH DIRECTIONS ARE INDICATED,
THE PROXIES WILL HAVE AUTHORITY TO
VOTE FOR THE ELECTION OF
Thomas M. Rohrs and Jack G. Wilborn as
Class II Directors and
FOR proposals 2 and 3.

VOTE ON DIRECTORS		For	Withhold	For All	To withhold authority tovote, mark “For All Except” and write the nominee’s number on the line below
		All	All	Except
1.	Election of Class II Director (see above):	☐	☐	☐

VOTE ON PROPOSALS

2.	Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 40,000,000 to 60,000,000.	For ☐	Against ☐	Abstain ☐

3.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the year ending May 31, 2008.	For ☐	Against ☐	Abstain ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY

ELECTROGLAS, INC.

5729 FONTANOSO WAY
SAN JOSE, CALIFORNIA 95138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 17, 2007

THOMAS M. ROHRS and THOMAS E. BRUNTON, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Electroglas, Inc. (the "Company"), to be held on Wednesday, October 17, 2007, and any adjournments or postponements thereof.

Election of two Class II directors (or if nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).  Nominees: Thomas M. Rohrs and Jack G. Wilborn.

Amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 40,000,000 to 60,000,000.

Ratification of appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the year ending May 31, 2008.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in proposal 1, for proposal 2 and for proposal 3.  Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE